SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): JANUARY 15, 1997

                          FORTUNE PETROLEUM CORPORATION
             (Exact name of Registrant as specified in its charter)

   DELAWARE                         1-12334                  95-4114732
(State or other jurisdiction     (Commission                (IRS Employer
  of incorporation)              File Number)            Identification No.)

               515 W. GREENS ROAD, SUITE 720, HOUSTON, TEXAS  77067
             (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213

                                       N/A
           (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

   ELECTION OF DIRECTOR

   On January 22, 1997, Registrant's board of directors increased the size of the board from six to seven members and appointed Daniel R. Shaughnessy as a director to fill the resulting vacancy. Mr. Shaughnessy will serve until the 1997 annual meeting of shareholders, at which time it is expected that he will be a management nominee to fill a term expiring in 1998.

   Mr. Shaughnessy has previously served as a consultant to Registrant in the evaluation of proposed exploration opportunities. It is expected that he will continue to assist Registrant in that capacity.

   Mr. Shaughnessy is a petroleum geophysist and geologist. He is president of Intepretations3, an integrated 3D geophysical interpretation and evalution company which he founded in 1994. Prior to organizing that company, he served in positions of increasing responsibility with Woods Hole Oceanographic Institute, ARAMCO, and Mobil Oil, Corporation where he last served as exploration supervisor for prospects developed in the Gulf of Mexico.

   PRIVATE PLACEMENT OF COMMON STOCK

   On January 15, 1997, Registrant closed a private placement of 412,000 shares of Common Stock at a price of $3.00 per share. In addition, Registrant issued 206,000 stock purchase warrants, exercisable for a period of two years at a price of $3.50 per share. Such shares and warrants were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Act"), afforded by section 4(2) thereof and Regulation D thereunder. In connection with such placement, Registrant paid a placement fee to Fechtor, Detwiler & Co., Inc., Boston, Massachussets, of $84,000. The net proceeds to Registrant after payment of such placement fees and other expenses were approximately $1,135,000.

   Registrant intends to use about $900,000 of the net proceeds to purchase an approximate 11.4% interest in a portion of the Bayou Sorrel field in Iberville Parish, Louisiana. The interest to be acquired is subject to an area of mutual interest agreement which Registrant has entered into with National Energy Group for an adjacent field. The Bayou Sorrel interest being acquired includes an interest (which is not material) in existing proved producing reserves in the field as well as additional development locations. Such purchase is expected to be consummated in February 1997.

                                    SIGNATURE

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          FORTUNE PETROLEUM CORPORATION

                             By: /s/ J. MICHAEL URBAN
                                     J. Michael Urban
                                     Vice-President and
                                     Chief Financial Officer

      Date:   January 24, 1997